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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration
Statements (Form S-8, Nos. 2-92671, 33-5142, 33-47589 and 33-47588) pertaining to the Stock Option and Purchase Plans of Galileo Corporation of our report dated September 13, 1996, with respect to the financial statements of Leisegang Medical, Inc. included in the Current Report on Form 8-K/A of Galileo Corporation dated October 17, 1996.


                                                               Ernst & Young LLP


Providence, Rhode Island
October 16, 1996